UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2013

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30392	13-4172059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Progress Drive

Montgomeryville, PA  18936

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 695-4142 and (215) 699-0730

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07             Submission of Matters to a Vote of Security Holders.

On March 20, 2013, Environmental Solutions Worldwide, Inc. (the “Company”) received the written consent of shareholders holding a majority of the outstanding shares of the Company’s common stock, par value $0.001 per share, to each of the below proposals:

Proposal 1:

a proposal to amend the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exchange ratio of 1-for-2,000 shares of the Company’s outstanding Common Stock (the “Reverse Stock Split”); and

Proposal 2:	a proposal to approve and adopt the Environmental Solutions Worldwide, Inc. 2013 Stock Plan.

Under Florida law, no meeting of shareholders was required to effect these actions. As of March 20, 2013, the number of votes cast for and against, as well as the number of abstentions, as to each such proposal were:

	For	Against	Abstained
Proposal 1:	119,303,050	171,536	6,500

Proposal 2:	119,301,050	173,536	6,500

Notwithstanding receipt of shareholder approval of the Reverse Stock Split, the Board of Directors of the Company reserves the right to elect to abandon the Reverse Stock Split if it determines, in its sole discretion at any time prior to implementation, that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders. Additional information regarding each of these proposals is contained in the Company’s Definitive Proxy Statement on Schedule 14A dated February 28, 2013, as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC. (Registrant)

Date: March 21, 2013	By:	/s/ Praveen Nair
Praveen Nair Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)